FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES RECORD SECOND QUARTER RESULTS
REVENUES INCREASE 33.5% AND NET EARNINGS INCREASE 55.4%

Toronto, Ontario, August 8, 2007. SunOpta Inc. (SunOpta or the Company) (Nasdaq - STKL) (TSX – SOY) today announced record results for the second quarter ended June 30, 2007. All amounts are expressed in U.S. dollars.

The Company achieved record revenues for the three months ended June 30, 2007, realizing its 39th consecutive quarter of increased revenue growth versus the same quarter in the previous year. Revenues in the quarter increased by 33.5% to $207,977,000 as compared to $155,745,000 in the second quarter of 2007, led by a 37.9% increase in revenues within the Company's vertically integrated natural and organic food operations. The Company's revenue growth in the quarter reflects an internal growth rate of 16.2% on a consolidated basis and includes internal growth of 19.4% within the SunOpta Food Group.

Operating income (1) for the quarter increased to $11,402,000 as compared to $8,772,000 in 2006, driven by increases in segment operating income in all groups within the SunOpta Food Group and led by the SunOpta Grains and Foods Group and the SunOpta Distribution Group. Net earnings in the quarter were $6,750,000 or $0.11 per diluted common share as compared to $4,343,000 or $0.08 per diluted common share in the prior year.

For the six months ended June 30, 2007 the company has recognized record revenues of $391,417,000 versus $289,057,000 in the same period of the prior year, an increase of 35.4%. Net earnings for the period increased 44.1% to $10,600,000 or $0.17 per diluted common share as compared to $7,355,000 or $0.13 per diluted common share for the same period in 2006.

In the quarter, the SunOpta Food Group reported increased revenues of $189,264,000 as compared to $137,287,000 in the second quarter of 2006, a 37.9% increase. Segment operating income increased to $11,411,000 versus $8,168,000 in 2006, an increase of 39.7%. This increase is after additional corporate cost allocations of $1,326,000. Excluding these allocations, segment operating income increased 55.9%. The improved segment operating income was driven by the continued rebound in sales and margins within sunflower product operations, strong volumes and margins in organic grains, packaged soy milk products and food ingredients, strong demand for organic frozen fruit products and improved margins within the SunOpta Distribution Group. During the second quarter the Company’s fruit bar operations continued to implement improvements designed to address ongoing operational issues which have impacted results in the first half of the year. The Company expects significant revenue and margin improvements in these operations as major capacity and equipment upgrades are completed late in the third quarter.

Opta Minerals revenue increased to $18,394,000, due primarily to the acquisition of Bimac Corporation late in 2006, offset by cyclical weakness in the foundry and steel industries. Segment operating income for the quarter declined by 14.0% to $2,061,000 from $2,396,000, due primarily to product mix and reduced sales of higher margin desulphurization products. The Group continues to pursue strategic transactions and new product development to complement its existing product portfolio.

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

During the quarter the Company completed a $30 million dollar financing within SunOpta BioProcess Inc.(SBI) at a post money valuation of $230 million. The funds from this financing will be used to further leverage its technology and invest directly in the production of cellulosic ethanol. SBI is working toward completion of current proprietary pre-treatment and fiber preparation equipment projects and is pursuing a number of exciting cellulosic ethanol projects in both North America and around the world.

The Company remains well positioned for future growth with working capital of $155,316,000 and total assets of $525,424,000. Capital additions in the quarter were $6,985,000 as compared to $2,069,000 for the same period in the prior year. The long term debt to equity ratio at June 30, 2007 was 0.31:1:00, providing the Company financial resources to invest in internal growth, capital projects and execute on its acquisition program. Book equity per outstanding common share has grown to $3.94 from $3.72 at March 31, 2007.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, "We are very pleased with our second quarter results, driven by solid internal growth of over 19% within our vertically integrated food operations. These earnings are consistent with our expectations for the second quarter and reflect our continued dedication to the growth of our business, both top line and bottom line. Based on these results, we are pleased to increase our annual revenue guidance to $775 to $800 million and confirm our net earnings guidance of $0.35 to $0.40 per share, including the dilutive impact of the additional shares issued during the first quarter."

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX – OPM) (70.4% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. (80% owned by SunOpta), which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:
SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
Joseph Riz, Executive Vice President	Robert Blum
John Dietrich, Vice President & CFO	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the three months ended June 30, 2007 and 2006
(Expressed in thousands of U.S. dollars, except per share amounts)

(Unaudited)	June 30,	June 30,
	2007	2006	%
	$	$	Change

Revenues	207,977	155,745	33.5%

Cost of goods sold	167,859	128,399	30.7%

Gross profit	40,118	27,346	46.7%

Warehousing and distribution expenses	4,969	3,834	29.6%
Selling, general and administrative expenses	22,962	14,600	57.3%
Intangible amortization	1,012	737	37.3%

Earnings before the following	11,175	8,175	36.7%

Interest expense, net	(1,817)	(1,748)	3.9%
Other expense	(217)	(194)	11.9%
Foreign exchange	227	597	(62.0%)

	(1,807)	(1,345)	34.3%

Earnings before income taxes	9,368	6,830	37.2%

Provision for income taxes	2,296	2,087	10.0%

Net earnings before minority interest	7,072	4,743	49.1%

Minority interest	322	400	(19.5%)

Net earnings for the period	6,750	4,343	55.4%

Net earnings per share for the period

– Basic	0.11	0.08

– Diluted	0.11	0.08

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Condensed Consolidated Statements of Earnings
For the six months ended June 30, 2007 and 2006
(Expressed in thousands of U.S. dollars, except per share amounts)

(Unaudited)	June 30,	June 30,
	2007	2006	%
	$	$	Change

Revenues	391,417	289,057	35.4%

Cost of goods sold	316,457	238,083	32.9%

Gross profit	74,960	50,974	47.1%

Warehousing and distribution expenses	9,907	7,492	32.2%
Selling, general and administrative expenses	43,989	27,787	58.3%
Intangible amortization	1,995	1,281	55.7%

Earnings before the following	19,069	14,414	32.3%

Interest expense, net	(3,729)	(3,147)	18.5%
Other expense	(406)	(279)	45.5%
Foreign exchange	309	389	(20.6%)

	(3,826)	(3,037)	26.0%

Earnings before income taxes	15,243	11,377	34.0%

Provision for income taxes	4,119	3,490	18.0%

Net earnings before minority interest	11,124	7,887	41.0%

Minority interest	524	532	(1.5%)

Net earnings for the period	10,600	7,355	44.1%

Net earnings per share for the period

– Basic	0.17	0.13

– Diluted	0.17	0.13

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Condensed Consolidated Balance Sheets
 As at June 30, 2007 and December 31, 2006
(Expressed in thousands of U.S. dollars, except per share amounts)

(Unaudited)	June 30,	December 31,
	2007	2006
	$	$

Assets

Current assets

Cash and cash equivalents	29,680	954
Accounts receivable	99,708	73,599
Inventories	171,626	126,736
Prepaid expenses and other current assets	7,896	8,129
Current income taxes recoverable	-	1,829
Deferred income taxes	1,824	1,824

	310,734	213,071

Property, plant and equipment	103,675	87,487
Goodwill	54,433	49,457
Intangible assets, net	48,771	47,943
Deferred income taxes	5,349	5,615
Other assets	2,462	1,157

	525,424	404,730
Liabilities

Current liabilities
Bank indebtedness	63,813	40,663
Accounts payable and accrued liabilities	81,799	80,851
Customer and other deposits	570	957
Current portion of long-term debt	7,947	8,433
Current portion of long-term payables	1,289	1,736

	155,418	132,640

Long-term debt	68,456	69,394
Long-term payables	3,065	3,607
Deferred income taxes	12,268	12,156

	239,207	217,797

Preference shares issued by subsidiary	26,890	-

Minority interest	10,809	10,230

Shareholders’ Equity

Capital stock	166,876	112,318
Contributed surplus	4,634	4,188
Retained earnings	61,938	51,338
Cumulative other comprehensive income	15,070	8,859

	248,518	176,703

	525,424	404,730

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Condensed Consolidated Statements of Cash Flow
For the three months ended June 30, 2007 and 2006
(Expressed in thousands of U.S. dollars, except per share amounts)

(Unaudited)	June 30,	June 30,
	2007	2006
	$	$
Cash provided by (used in)

Operating activities
Net earnings for the period	6,750	4,343
Items not affecting cash
Amortization	3,496	2,731
Deferred income taxes	983	115
Minority interest	322	400
Other	307	449
Changes in non-cash working capital	(21,997)	229

	(10,139)	8,267
Investing activities
Purchase of property, plant and equipment	(6,985)	(2,069)
Acquisition of companies, net of cash acquired	(13,380)	-
Other	(88)	182

	(20,453)	(1,887)
Financing activities
Increase (decrease) in bank indebtedness	32,306	(7,478)
Borrowings under long-term debt	-	258
Repayment of long-term debt	(1,518)	(1,160)
Repayment of deferred purchase consideration	-	(260)
Proceeds from the issuance of common shares	887	2,107
Proceeds from the issuance of preference shares by subsidiary	27,880	-
Other	54	(241)
	59,609	(6,774)

Foreign exchange gain on cash held in a foreign currency	214	2

Increase (decrease) in cash and cash equivalents during the period	29,231	(392)

Cash and cash equivalents – Beginning of the period	449	5,068

Cash and cash equivalents – End of the period	29,680	4,676

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc. Condensed Consolidated Statements of Cash Flow For the six months ended June 30, 2007 and 2006 (Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)	June 30,	June 30,
	2007	2006
	$	$
Cash provided by (used in)

Operating activities
Net earnings for the period	10,600	7,355
Items not affecting cash
Amortization	6,927	5,346
Deferred income taxes	1,311	436
Minority interest	524	532
Other	544	557
Changes in non-cash working capital	(58,323)	(6,467)

	(38,417)	7,759
Investing activities
Purchase of property, plant and equipment	(12,362)	(4,824)
Acquisition of companies, net of cash acquired	(13,380)	(12,197)
Acquisition of patents, trademarks and licences	(887)	-
Other	(1,331)	171

	(27,960)	(16,850)
Financing activities
Increase in bank indebtedness	21,734	5,358
Borrowings under long-term debt	1,500	2,800
Repayment of term debt	(7,504)	(2,304)
Repayment of deferred purchase consideration	(1,089)	(260)
Proceeds from the issuance of common shares	52,616	2,977
Proceeds from the issuance of preference shares by subsidiary	27,880	-
Other	-	(370)
	95,137	8,201

Foreign exchange (loss) gain on cash held in a foreign currency	(34)	111

Increase (decrease) in cash and cash equivalents during the period	28,726	(779)

Cash and cash equivalents – Beginning of the period	954	5,455

Cash and cash equivalents – End of the period	29,680	4,676

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Segmented Operations
For the three months ended June 30, 2007 and 2006
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

				Three months ended
				June 30, 2007
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenue	189,264	18,394	319	207,977

Segment operating income	11,411	2,061	(2,070)	11,402

The SunOpta Food Group has the following segmented reporting:

				Three months ended
					June 30, 2007
	SunOpta			SunOpta
	Grains &	SunOpta	SunOpta	Distribution	SunOpta
	Foods	Ingredients	Fruit	Group	Food Group
	$	$	$	$	$

Total revenues from external customers	64,618	18,495	54,908	51,243	189,264

Segment operating income	4,695	1,972	2,955	1,789	11,411

				Three months ended
				June 30, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenue	137,287	18,260	198	155,745

Segment operating income	8,168	2,396	(1,792)	8,772

The SunOpta Food Group has the following segmented reporting:

				Three months ended
					June 30, 2006
	SunOpta			SunOpta
	Grains &	SunOpta	SunOpta	Distribution	SunOpta
	Foods	Ingredients	Fruit	Group	Food Group
	$	$	$	$	$

Total revenue	49,862	17,138	39,491	30,796	137,287

Segment operating income	2,273	1,774	2,870	1,251	8,168

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.

SunOpta Inc.
Segmented Operations
For the six months ended June 30, 2007 and 2006
(Expressed in thousands of U.S. dollars, except per share amounts)
(Unaudited)

				Six months ended
				June 30, 2007
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenue	355,526	34,857	1,034	391,417

Segment operating income	19,346	3,508	(3,476)	19,378

The SunOpta Food Group has the following segmented reporting:

				Six months ended
					June 30, 2007
	SunOpta			SunOpta
	Grains &	SunOpta	SunOpta	Distribution	SunOpta
	Foods	Ingredients	Fruit	Group	Food Group
	$	$	$	$	$

Total revenue	117,209	36,473	96,342	105,502	355,526

Segment operating income	7,403	2,991	4,410	4,542	19,346

				Six months ended
				June 30, 2006
			SunOpta
	SunOpta	Opta Minerals	BioProcess and
	Food Group	Inc.	Corporate	Consolidated
	$	$	$	$

Total revenue	256,558	31,305	1,194	289,057

Segment operating income	14,997	3,394	(3,588)	14,803

The SunOpta Food Group has the following segmented reporting:

				Six months ended
					June 30, 2006
	SunOpta			SunOpta
	Grains &	SunOpta	SunOpta	Distribution	SunOpta
	Foods	Ingredients	Fruit	Group	Food Group
	$	$	$	$	$

Total revenues from external customers	89,016	35,251	70,587	61,704	256,558

Segment operating income	4,066	3,480	4,370	3,081	14,997

(1) Operating income and segment operating income are defined as net earnings before other income, interest expense (net), income taxes and minority interest.